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                                                                   EXHIBIT 10.3

                                AMENDMENT NO. 2

                                       TO

                 TANDEM RESTRICTED STOCK/STOCK OPTION AGREEMENT

                  This AMENDMENT NO. 2 ("Amendment No. 2") dated as of April 24, 2002, is made and entered into by and between R.J. Reynolds Tobacco Holdings Inc., a Delaware corporation (the "Company"), and ______________________ (the "Grantee"), amends the Tandem Restricted Stock/Stock Option Agreement, dated [JUNE 15, 1999 OR JULY 28, 1999], between the Company and the Grantee (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

                  WHEREAS, the Company and the Grantee desire to amend certain provisions of the Agreement in the manner and as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreement and this Amendment No. 2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Clause (ii) of Section 3(b) of the Agreement is hereby amended and replaced in its entirety to read as follows:

                  "(ii) the unsecured, demand borrowing by the Grantee from the Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instructions from the Grantee to sell the shares exercised (excluding the Tax Shares (as defined below)) on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. In connection with the exercise of an Option, a number of shares (rounded down to the nearest whole share)(the "Tax Shares") having a value equal to the amount of the Grantee's minimum tax withholding amount payable in connection with the Grantee's exercise of such Option shall be deducted from the number of shares authorized to be sold by the broker-dealer. If the shares (not including the Tax Shares) purchased upon the exercise of an Option or a portion thereof can not be sold for a price equal to or greater than the sum of (x) the full exercise price, (y) direct costs of the sales, and (z) any shortfall on the minimum tax withholding amount as a result of rounding down the number of Tax Shares to the nearest whole share (the "Tax Rounding Amount"), then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell such shares (not including the Tax Shares) in the open market. The broker-dealer will return the Tax Shares


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                  to the Company's transfer agent and will remit to the Company an amount (the "Company Amount") of the sale proceeds equal to the amount necessary to satisfy the Grantee's repayment of the borrowing and any additional withholding of taxes (including any Tax Rounding Amounts). The broker-dealer will remit the net proceeds to the Grantee after deduction of costs, if any, and any Company Amount. The Grantee's borrowing from the Company on an open account shall be a personal obligation of the Grantee which shall bear interest at the published Applicable Federal Rate ("AFR") for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Grantee whose election hereunder shall constitute instructions to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Grantee agrees that if this broker-dealer exercise method under this paragraph is used, the Grantee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Grantee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand."

         2. Paragraph (e) of Section 4 of the Agreement is hereby amended and replaced in its entirety to read as follows:

                  "(e)   Taxes.

                           (i) Any taxes required by federal, state or local laws to be withheld by the Company on the Date of Grant shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. Any taxes required by federal, state or local laws to be withheld by the Company on the delivery of unrestricted shares of Common Stock pursuant to the Restricted Stock Grant shall be satisfied by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the Company to take the following actions prior to the delivery of unrestricted shares of Common Stock: (x) deduct a sufficient number of shares of Common Stock to satisfy the tax withholding and (y) convert to cash a sufficient number of shares of Common Stock to satisfy the Tax Rounding Amount.

                           (ii) Any taxes required by federal, state or local laws to be withheld by the Company upon exercise by the Grantee of the tandem Option shall be satisfied before delivery of shares of Common Stock is made to the Grantee. The Grantee hereby authorizes the Company to take the following actions prior to the delivery of unrestricted shares of Common Stock: (x) deduct a sufficient number of shares of Common Stock to satisfy the tax withholding and (y) convert to cash a sufficient number of shares of Common Stock to satisfy the Tax Rounding Amount. When the tandem Option is exercised under the broker-dealer exercise method, the Grantee hereby agrees that the full amount of the taxes required to be


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                  withheld by the Company on exercise of stock options shall be satisfied by the broker-dealer returning the applicable number of Tax Shares to the Company's transfer agent and remitting any Tax Rounding Amounts to the Company."

         3        All references to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment No. 2.

         4. Except as specifically amended hereby, the original provisions of the Agreement shall remain in full force and effect.

         5. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed as original, but all of which shall constitute the same instrument.

         6. The laws of the state of Delaware shall govern the interpretation, validity and performance of the terms of this Amendment No. 2 regardless of the laws that might be applied under principles of conflicts of laws.

         7.       This Amendment No. 2 shall be effective as of the date hereof.


                  IN WITNESS WHEREOF, this Amendment No. 2 been duly executed and delivered by the Company and the Grantee as of the date first above written.



                                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                                      By:______________________________________
                                         Authorized Signatory



-------------------------
Grantee